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                                                                      EXHIBIT 21


                                  SUBSIDIARIES

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A.     DOMESTIC SUBSIDIARIES

                                                                        Jurisdiction of
        Name                                                            Incorporation
        ----                                                            ---------------
(1)     Simmons International Holding Company, Inc.  (Inactive)         New York
(2)     Gallery Corp.                                                   Delaware
(3)     The Simmons Manufacturing Co., LLC                              Delaware
(4)     Simmons Contract Sales, LLC                                     Delaware
(5)     World of Sleep Outlets, LLC                                     Delaware
(6)     Dreamwell, Ltd.                                                 Nevada
(7)     Simmons Capital Management, LLC                                 Nevada
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B.      FOREIGN SUBSIDIARIES

                                                                        Jurisdiction of
        Name                                                            Incorporation
        ----                                                            -------------
(1)     Simmons Caribbean Bedding, Inc.                                 Puerto Rico
(2)     INFO Establishment  (Inactive)                                  Liechtenstein
(3)     Simmons I.P. Inc.                                               Ontario
(4)     688363 Ontario Limited  (Inactive)                              Ontario
(5)     897701 Ontario Limited  (Inactive)                              Ontario
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